Exhibit 10.3

AMENDMENT NUMBER NINE TO THE
METLIFE AUXILIARY RETIREMENT PLAN
(As amended and restated effective January 1, 2008)

The MetLife Auxiliary Retirement Plan is hereby amended, effective January 1, 2023, by adding the following as Section 4.6(d) thereof:

“(d)     Notwithstanding any provision of this Plan to the contrary, for eligible Participants who are not Commissioned Employees and who separate from service after December 31, 2022, Final Average Compensation for purposes of Calculation #1 and Calculation #3 in section (c) above shall be determined as of December 31, 2022 rather than at separation from service.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted in its name and behalf this 26th day of September , 2018, by its officer thereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Andrew J. Bernstein
Andrew J. Bernstein, Plan Administrator

ATTEST:

/s/ Cheryl DeFalco